                                                                       Exhibit A





THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.


                          ----------------------------

                                ANTIVIRALS, INC.

                          ----------------------------


                                PURCHASE WARRANTS

                             Exercisable to Purchase
                             Shares of Common Stock
                                       of
                                Antivirals, Inc.

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after March 21, 1988, up to 1,800,000 shares of its Common Stock at a price of $0.0001 per share.

     This Warrant Certificate is issued subject to the following terms and conditions:

     1. DEFINITION OF CERTAIN TERMS. Except as may be otherwise clearly required by the context, the following terms shall have the following meanings:

          (a)       "Act" shall mean the Securities Act of 1933, as amended.

          (b) "Agreement" shall mean the Agreement, dated July 20, 1992, between the Company and Oregon Resource and Technology Development Corporation.

          (c)       "Commission" shall mean the Securities and Exchange
Commission.

          (d)       "Common Stock" shall mean the Common Stock of the Company.

          (e) "Company" shall mean Antivirals, Inc., an Oregon corporation.

          (f) "Purchase Price" shall mean the price at which a Warrantholder may purchase one share of Common stock (or Securities obtainable in lieu of one share of Common Stock) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.

          (g) "Register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

          (h) "Registrable Securities" shall mean (1) the Common Stock issuable upon conversion of the Securities and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under Section 6 herein are not assigned.

          (i) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 6 of this Warrant Certificate, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses.

          (j) "Rules and Regulations" shall mean the rules and regulations of the Commission adopted under the Act.

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

          (k) "Securities" shall mean the securities obtained or obtainable upon exercise of the Warrants or securities obtained or obtainable upon exercise, exchange or conversion of such securities.

          (l) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Securities of a Warrantholder and all fees and disbursements of counsel for such Warrantholder.

          (m) "Shares" shall mean shares of the Common Stock issued or issuable upon exercise of the Warrants.

          (n) "Ten Percent Shareholder" shall mean any person who is directly or indirectly the beneficial owner of more than ten percent (10%) of all of the outstanding capital stock of the Company, determined on a Common Stock equivalent basis.

          (o)       "Warrant Certificate" shall mean a certificate evidencing
Warrants.

          (p) "Warrantholder" shall mean a record holder of Warrants or Securities.

          (q) "Warrants" shall mean the warrants evidenced by this certificate or any certificate obtained upon transfer or partial exercise of Warrants evidenced by any such certificate.

     2.        EXERCISE AND REDEMPTION OF WARRANTS.

          (a) All or any part of the Warrants may be exercised by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company set forth in Section 11 hereof or at such other office or agency the Company designates, accompanied by payment in full, in lawful money of the United States, of the Purchase Price for the Warrants being exercised. The Securities to be obtained on exercise of the Warrants shall be deemed to have been issued, and any person exercising the Warrants shall be deemed to have become a holder of record of those Securities, as of the date of the surrender of this Warrant Certificate and the payment of the Purchase Price.

          (b) If fewer than all the Warrants evidenced by this Warrant Certificate are exercised or redeemed, the Company will, upon such exercise or redemption, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date of issuance thereof), in form and tenor similar to this Warrant Certificate, evidencing the Warrants not exercised, surrendered or redeemed.

          (c) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of fractional shares, a cash payment therefor on the basis of the Purchase Price of the Common Stock or

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

other securities on the date immediately prior to the exercise as determined by its board of directors.

     3. ADJUSTMENTS IN CERTAIN EVENTS. The number, class and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a) If the outstanding shares of the Company's Common stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of Shares obtainable on exercise of the Warrants shall be proportionately increased and the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common stock obtainable upon exercise of the warrant shall be proportionately reduced and the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. The increases and reductions provided for in this subsection 3(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise shall be affected by any event described in this subsection 3(a).

          (b) In case of any change in the securities of the Company through merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company (not including the issuance of additional shares of Securities by the Company other than by stock split or stock dividend), then, as a condition of the change in the capital structure of the Company, lawful and adequate provision shall be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants.

          (c) When any adjustment is required to be made in the number of Shares, other securities, or the property purchasable upon exercise of the Warrants, the Company shall promptly determine the new number of shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonably detail the method used in arriving at the new number of shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed

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

to the Warrantholder within thirty (30) days after the date when the event giving rise to the adjustment occurred.

          (d) If preferred securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of any or all of the Company's securities, such number of securities shall be distributed to the Warrantholder or his assignee upon exercise of his rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to such distribution. The provisions with respect to adjustment of the Common stock provided in this Section 3 shall also apply to the preferred securities and securities of any subsidiary to which the Warrantholder or his assignee shall be entitled under this subsection (d).

          (e) Notwithstanding anything herein to the contrary, there shall be no adjustment made hereunder on account of the sale and issuance of the Shares or Securities purchasable upon exercise of the Warrants.

     4. RESERVATION OF SHARES. The Company agrees that the number of shares of Common Stock or other securities sufficient to provide for the exercise of the Warrants upon the basis set forth above shall at all times during the term of the Warrants be reserved for exercise.

     5. VALIDITY OF SECURITIES. All securities delivered upon the exercise of the Warrants shall be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

     6.        REGISTRATION RIGHTS.

          6.1       COMPANY REGISTRATION.

          (a) If at any time the Company determines to register any of its Common Stock for sale to the general public solely for cash on a form that would also permit sale of the Registrable Securities, either for its own account or the account of a security holder or holders exercising demand registration rights, the Company will (i) promptly give to each Warrantholder written notice thereof and (ii) use its best efforts to include in such registrations and in any related underwriting all Registrable Securities specified in a written request by any Warrantholders (which request shall state the intended method of distribution of the Securities), received by the Company within 15 business days after receipt of such written notice from the Company by any Warrantholder, except as set forth in subsection (b) below.

          (b) If the registration of which the Company gives notice under this Section 6 is for a registered public offering involving an underwriting, the Company will so advise the Warrantholders as part of the written notice given to such Warrantholders pursuant to subsection (a) above. In such event the right of any Warrantholder to registration pursuant to this Section 6

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

will be conditioned on such Warrantholder's participation in such underwriting and the inclusion of such Warrantholder's shares in the underwriting to the extent provided herein. All Warrantholders proposing to distribute shares through such underwriting will (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the underwriter of the offering determines that marketing factors require a limitation on the number of shares to be sold for the account of security holders, the Company will be required to include in the relevant offering and registration under this Section 6 only so many of such shares as the underwriter believes in good faith would not adversely affect the distribution of the securities to be offered and registered (the shares so included to be apportioned pro rata among all security holders to be included in the registration statement according to their respective holdings of shares).

          6.2            EXPENSES.

          (a) All incremental Registration Expenses incurred as a result of any Securities being included in a registration pursuant to Section 6.1 shall be borne by the Warrantholders on a pro rata basis according to the number of shares included in such registration.

          (b) All Selling Expenses shall be borne by the holder of the Securities so registered.

          (c) Notwithstanding any other provision of this Section 6.2, the provisions of this Section~6.2 shall be deemed amended to incorporate and comply with the provisions of any applicable state securities laws, regulations and administrative policies.

          6.3 PROCEDURES. Whenever required under Section 6.1 of this Warrant Certificate to use its best efforts to effect the registration of any of the Securities, the Company will, as expeditiously as reasonably possible: (a) prepare and file with the Commission a registration statement with respect to such Securities and use its best efforts to cause such registration statement to become and remain effective, (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, (c) furnish to each Warrantholder with respect to whom Securities are included in such registration statement a prospectus and such other documents as the Warrantholder reasonably may require to facilitate the disposition of such Securities, (d) use its reasonable efforts to register and qualify the Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as reasonably are appropriate for the distribution of the Securities covered by such registration statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction unless the Company is already subject to service in such jurisdiction and provided further that in connection with any proposed

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

registration, the Company will in no event be obligated to cause any such registration to remain effective for more than 90 days.

          6.4 INFORMATION FROM WARRANTHOLDER. Each Warrantholder whose shares are included in any registration under Section 6.1 of this Warrant Certificate will promptly furnish in writing to the Company such information regarding such Warrantholder and the distribution proposed by such Warrantholder as the Company may request in writing and as may be required in connection with any registration, qualification, or compliance referred to in Section 6.1, and to execute such documents in connection with such registration as the Company may reasonably request. Each Warrantholder shall furnish any information required by this Section 6.4 within 15 business days of the Company's written request therefor.

          6.5 ASSIGNMENT. Subject to compliance with the restrictions on transfer set forth in Sections 7 and 8 hereof, each Warrantholder's registration rights under Section 6.1 of this Warrant Certificate may be assigned by such Warrantholder to a transferee or assignee of the Securities if the Company is given written notice of the transfer, stating the name and address of said transferee or assignee and identifying the Securities with respect to which such registration rights are being assigned; provided, however, that such assignment shall be effective only if immediately following such transfer the further disposition of such Securities by the transferee or assignee is restricted under the Act and applicable state securities laws.

          6.6 STAND-OFF AGREEMENT. No Warrantholder who participates in the registration, if so requested by the Company and an underwriter of securities of the Company, will sell or otherwise transfer or dispose of any other securities of the Company held by such Warrantholder other than pursuant to the registration statement during the 30-day period preceding and the 120-day period following and including the effective date of a registration statement; provided, however, that such Warrantholder's agreement in this Section 6.6 will only apply (a) to the first two such registration statements of the Company including shares or securities to be sold on the Company's behalf to the general public in an underwritten offering and (b) if all officers and directors of the Company enter into similar agreements in writing in a form satisfactory to the Company and such underwriter covering shares of the Common stock (or other securities) owned by them. The Company may impose stop transfer instructions with respect to the securities subject to the restriction in this Section 6.6 until the end of the 120-day period.

          6.7            INDEMNIFICATION IN CONNECTION WITH REGISTRATION.

          (a) If any of the Registrable Securities are registered, to the extent permitted by law, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any selling Warrantholder within the meaning of the Act, any underwriter for a selling Warrantholder and any person who controls such underwriter within the meaning of the Act (collectively with the underwriter, a "Participating Underwriter") against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or Participating Underwriter may be subject under the Act or otherwise; and it will reimburse each

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

Warrantholder, each controlling person, and each Participating Underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any of the following statements, omissions or violations (collectively or separately, a "Violation"): (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or ~ny amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by a Warrantholder for use in the preparation thereof and provided further, that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Company shall not have any liability with respect thereto to (i) the selling Warrantholder or any person who controls such selling Warrantholder within the meaning of the Act, if the selling Warrantholder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplement if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person or (ii) any Participating Underwriter, if such Participating Underwriter delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person. The indemnity agreement contained in this subsection (a) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such-payment is first approved by the Company, such approval not to be unreasonably withheld.

          (b) Each selling Warrantholder, to the extent permitted by law and as a condition of the Company's registration obligation, will indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed any registration statement or other filing or any amendment or supplement thereto, any person who controls the Company within the meaning of the Act, each other Selling Warrantholder or any other person participating as a selling shareholder in the registration (collectively, a "Selling Shareholder"), any person who controls any such Selling shareholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities to which the Company or any such director, officer, Selling Shareholder, Participating Underwriter or controlling person may become subject under the Act or otherwise, and will reimburse any

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legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder, Participating Underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation but only to the extent that such Violation was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under subsections (a) or (b) above of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, deliver to the indemnifying party written notice of the commencement thereof. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party of any liability to the indemnified party pursuant to this Section 6; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsections (a) and (b).

          (d) If any such action is brought against any indemnified party and it notifies in writing an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (e) The obligations of the Company and the Warrantholder under this Section 6.7 shall survive the redemption and conversion, if any, of the Common Stock, the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

          6.8 DELAY OF REGISTRATION. No Warrantholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

          6.9 RESERVATION OF RIGHTS. Nothing herein contained shall prevent or limit the Company from granting similar registration rights in subsequent financings to any other person or entity on terms no more favorable and with no greater priority than those granted herein.

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     7.        RESTRICTIONS ON TRANSFER.  This Warrant Certificate, the
Warrants, and the Securities are transferable. Prior to any proposed transfer, the Company must be given written notice of the transfer, stating the name and address of the proposed transferee, and identifying the securities to be transferred, the proposed transferee must agree in writing to comply with the terms of this Warrant Certificate; and the Company must receive an opinion of counsel, in form and substance and from counsel satisfactory to the Company, to the effect that the proposed transfer is in compliance with applicable federal and state securities laws.

     8. RIGHTS OF FIRST REFUSAL. Notwithstanding any other provision of this Warrant Certificate, in the event a Warrantholder shall propose to accept one or more bona fide offers from any persons to purchase the Warrants or the Securities issuable thereunder from the Warrantholder, the Warrantholder shall promptly notify the Company of the terms and conditions of such offer or offers, and the Warrantholder shall not transfer any of the Warrants or the Securities for consideration unless the Warrantholder first offers to sell the Warrant or Securities on identical terms and conditions pursuant to this Section 8 and such offer is not accepted.

          (a) All offers shall be made in writing and shall include the number of Warrants or Securities offered, the terms of transfer, including the price or consideration to be received, and any related arrangements or understandings that may have a bearing on the terms of the offer. All offers pursuant to this Section 8 shall be made first to the Company, and if not accepted by the Company within 20 days, to the Ten Percent Shareholders, which holders shall have an additional 20 days to accept the offer.

          (b)       Within 20 days of receipt of an offer pursuant to this
Section 8, the Company may purchase any or all of the Warrants or Securities offered by written notice to the Warrantholder. The Company may assign its Right of First Refusal to a new shareholder if, after the acceptance of the offer by the new shareholder, it would be a Ten Percent Shareholder. To the extent not accepted by the Company within 20 days, the Warrantholder shall immediately offer any and all of the remaining Warrants or Securities to the Ten Percent Shareholders. Within 20 days after receipt of such offer, any Ten Percent Shareholder may purchase any and all of the Warrants or Securities offered. If Ten Percent Shareholders subscribe in the aggregate for more Warrants or Securities than are offered, they will be sold to Ten Percent Shareholder by the Warrantholder as directed in writing by the Company.

          (c) The purchase price for Warrants or Securities shall be paid in lawful money of the United States. The total purchase price shall be paid by the Company or Ten Percent Shareholders within one year of the acceptance of the offer.

          (d) For 30 days following the earlier to occur of (i) expiration of the final offer period or (ii) the written rejection of the offer by the Company and all Ten Percent Shareholders, the Warrantholder may sell the Warrants or Securities to the bona fide offeree or offerees on the same terms as offered to the Company and the Ten Percent Shareholders.

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

     9. SALE OR LIQUIDATION. In the event of a voluntary or involuntary sale or liquidation of the Company or its assets, the Warrantholder shall have no rights as a creditor of the Company, rather the Warrantholder's liquidation rights and position shall be equivalent, on a pro-rata basis, to the rights and position of the holders of the Common Stock.

     10. NO RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, the Warrantholder shall not, by virtue of ownership of Warrants, be entitled to any rights of a shareholder of the Company, but shall be entitled to receive such quarterly or annual reports as the Company shall distribute to its shareholders.

     11. NOTICE. Any notices required or permitted to be given hereunder shall be in writing and may be served personally or by mail; and if served shall be addressed as follows:

     If to the Company:

          249 S.W. Avery
          Corvallis, OR 97333
          ATTENTION: PRESIDENT

     If to the Warrantholder:

          1934 N.E. Broadway
          Portland, OR 97232

     Any notice so given by mail shall be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

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     12.       APPLICABLE LAW.  This Warrant Certificate shall be governed by and construed in accordance with the laws of Oregon.

          Dated as of _________________________, 1992.

                                         ANTIVIRALS, INC.



                                         By:
                                             ----------------------------------
                                             Denis Burger, PhD, President


                                         OREGON RESOURCE AND TECHNOLOGY
                                         DEVELOPMENT CORPORATION



                                         By:
                                             ----------------------------------
                                             John A. Beaulieu, President


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